CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013	BANK OF AMERICA, N.A. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED One Bryant Park New York, NY 10036	JPMORGAN CHASE BANK, N.A. J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, NY 10179
BARCLAYS 745 Seventh Avenue New York, NY 10019	GOLDMAN SACHS BANK USA 200 West Street New York, New York 10282-2198	CITIZENS BANK, NATIONAL ASSOCIATION 28 State Street Boston, MA 02109 RBS SECURITIES INC. THE ROYAL BANK OF SCOTLAND PLC 600 Washington Boulevard Stamford, CT 06901
FIFTH THIRD BANK Fifth Third Center 38 Fountain Square Plaza Cincinnati, OH 45263	REGIONS BANK REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK 150 4th Avenue North, 10th Floor Nashville, TN 37219	COMPASS BANK BBVA SECURITIES INC. 2200 Post Oak Blvd. Houston, TX 77056
BANK OF MONTREAL BMO CAPITAL MARKETS CORP. 3 Times Square, 28th Floor New York, NY 10036	MIZUHO BANK LTD. 1251 Avenue of the Americas New York, NY 10020
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. 1251 Avenue of the Americas New York, NY 10020-1104	KEYBANK NATIONAL ASSOCIATION KEYBANC CAPITAL MARKETS INC. 127 Public Square Cleveland, Ohio 44114

CONFIDENTIAL
August 25, 2015
Team Health Holdings, Inc.
Team Health, Inc.
265 Brookview Centre Way, Suite 400
Knoxville, Tennessee 37934
Attention:     David Jones

Project Intrepid
Amended and Restated Commitment Letter
Ladies and Gentlemen:

Reference is made to (a) the Commitment Letter dated as of August 4, 2015 (the “Original Commitment Letter Date”), among Citigroup Global Markets Inc. and you (the “Original Commitment Letter”) and (b) the Commitment Side Letter dated as of August 4, 2015, among Citigroup Global Markets Inc. and you (the “Side Letter”). The parties to the Original Commitment Letter hereby agree to amend and restate the Original Commitment Letter and the Side Letter to read in their entirety as set forth below:

You have advised Citi (as defined below), Bank of America, N.A. (“BofA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with any of its designated affiliates, “MLPFS”), JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMorgan”), Barclays Bank PLC (“Barclays”), Goldman Sachs Bank USA (“GS”), Citizens Bank, National Association (“Citizens”), RBS Securities Inc. (“RBSSI”), The Royal Bank of Scotland plc (“RBS”), Fifth Third Bank (“Fifth Third”), Regions Bank (“Regions”), Regions Capital Markets, a division of Regions Bank (“Regions Capital”), Compass Bank (“Compass”), BBVA Securities Inc. (“BBVA”), Bank of Montreal (“BMO”), BMO Capital Markets Corp. (“BMO Capital”), Mizuho Bank Ltd. (“Mizuho”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), KeyBank National Association (“KeyBank”) and KeyBanc Capital Markets Inc. (“KBCM”) (collectively, the “Commitment Parties,” “we” or “us”) that Team Health Holdings, Inc. (“Holdings”), through its wholly owned subsidiary, Intrepid Merger Sub, Inc., a Delaware corporation (“Acquisition Sub”), formed at your direction, intends to acquire a company previously identified to us and code named “Intrepid” (the “Company”) by way of merger, and to consummate the other transactions described in Exhibit A hereto. Capitalized terms used but not defined herein have the meanings assigned to them in the Exhibits attached hereto. For purposes of this Commitment Letter, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citigroup USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

For purposes of this Commitment Letter (except as otherwise set forth herein or in the Term Sheets), (a) the term “Senior Facilities” shall mean (x) if the Backstopped Amendments are obtained on or prior to the Closing Date, solely the Term Loan B Facility and (y) if the Backstopped Amendments are not obtained on or prior to the Closing Date, the New Senior Facilities and (b) the term “Facilities” shall mean (x) if the Backstopped Amendments are obtained on or prior to the Closing Date, solely the Term Loan B Facility and the Senior Bridge Facility and (y) if the Backstopped Amendments are not obtained on or prior to the Closing Date, the New Senior Facilities and the Senior Bridge Facility.

1.	Commitments; Backstopped Amendments.
In connection with the Transactions, each of Citi, JPMCB, BofA, Citizens (or, in the case of the Senior Bridge Facility, RBS), GS, Barclays, Fifth Third, Regions, Compass, BMO, Mizuho, BTMU and KeyBank is pleased to advise you of its commitment to provide the portion of each of the Senior Facilities (as the amount thereof may be adjusted as set forth under the caption “New Senior Secured Credit Facilities” in the “Senior Secured Credit Facilities” Summary of Principal Terms and Conditions attached hereto as Exhibit B) and the Senior Bridge Facility (as the amount thereof may be adjusted as set forth under the caption “Principal Amount” in the “Senior Unsecured Increasing Rate Bridge Loans” Summary of Principal Terms and Conditions attached hereto as Exhibit C) set forth opposite such financial institution’s name on Schedule I hereto (each such financial institution, together with any of its designated affiliates of similar creditworthiness, an “Initial Lender” and collectively, the “Initial Lenders”), in each case, upon the terms and subject to the conditions set forth or referred to in this commitment letter (together with the Term Sheets, this “Commitment Letter”). The commitments of the Initial Lenders shall be several and not joint.
In addition to the foregoing, Citi is pleased to advise you of its agreement to use commercially reasonable efforts to arrange the Backstopped Amendments. In furtherance of the foregoing, each of the

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Initial Lenders that is a party to the Existing Credit Agreement, in its capacity as a lender thereunder, hereby agrees to consent its respective commitments and outstanding loans under the Existing Credit Agreement to the Backstopped Amendments.

2.	Titles and Roles.
It is agreed that (a) Citi, MLPFS, JPMorgan, Barclays, GS, and Citizens (or, in the case of the Senior Bridge Facility, RBSSI) will act as joint lead arrangers (in such capacities, together with any of their respective designated affiliates of similar creditworthiness, the “Lead Arrangers”) and as joint bookrunners for each of the Facilities and the Backstopped Amendments; (b) Fifth Third, Regions Capital, Compass, BMO Capital, Mizuho, BTMU and KBCM will act as co-managers (in such capacities, together with any of their respective designated affiliates of similar creditworthiness, the “Co-Managers”); (c) if the Backstopped Amendments are not obtained on or prior to the Closing Date, Citibank, N.A. will act as administrative agent (the “Bank Administrative Agent”) for the Senior Facilities (it being understood and agreed that, if the Backstopped Amendments are obtained on or prior to the Closing Date, JPMorgan Chase Bank, N.A. will continue to act as administrative agent under the Existing Credit Agreement (as amended by the Backstopped Amendments)); and (d) Citibank, N.A. will act as administrative agent for the Senior Bridge Facility (the “Bridge Administrative Agent”; the Bridge Administrative Agent together with the Bank Administrative Agent, the “Administrative Agents”). It is further agreed that (i) Citi will appear on the top left of the cover page of any marketing materials for the Senior Facilities and the Backstopped Amendments and Citi will appear on the top left of the cover page of any marketing materials for the Senior Bridge Facility, and in each case will hold the roles and responsibilities conventionally understood to be associated with such name placement; (ii) MLPFS will appear on the same line as, and immediately to the right of, Citi on the cover page of any such marketing materials; and (iii) JPMorgan will appear on the same line as, and immediately to the right of MLPFS on the cover page of any such marketing materials. No compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid or titles awarded, in each case, in connection with the Facilities unless you and the Commitment Parties shall so agree.

3.	Syndication.
The Commitment Parties reserve the right, prior to or after the execution of the Facilities Documentation (as defined below), to syndicate all or a portion of each Commitment Party’s commitments hereunder to a group of banks, financial institutions and other institutional lenders identified by the Commitment Parties in consultation with you and reasonably acceptable to you (with such consent not to be unreasonably withheld or delayed), including any relationship lenders designated by you in consultation with the Commitment Parties (together with the Initial Lenders, the “Lenders”); provided that, notwithstanding each Commitment Party’s right to syndicate the Facilities and receive commitments with respect thereto (and except in the case of an assignment by GS to Goldman Sachs Lending Partners LLC (“GSLP”)), no Commitment Party may assign all or any portion of its commitments hereunder until after the Closing Date and, unless you agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications, waivers and amendments, until the Closing Date has occurred. Notwithstanding the foregoing, the Commitment Parties will not syndicate to those banks, financial institutions and other institutional lenders and competitors of the Company and its subsidiaries separately identified in writing by you to us prior to the Original Commitment Letter Date, or with respect to competitors of the Company, separately identified in writing by you to us after the Original Commitment Letter Date (the foregoing, in each case inclusive of any affiliates thereof that are readily identifiable by name (other than a bona-fide debt fund), collectively, “Disqualified Lenders”). Without limiting your obligations to assist with syndication efforts as set forth

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below, it is understood that the Initial Lenders’ commitments hereunder are not subject to commencement or completion of syndication of the Facilities.
The Lead Arrangers intend to commence syndication efforts promptly after your acceptance of this Commitment Letter and as part of their syndication efforts, it is the Lead Arrangers’ intent to have Lenders commit to the Facilities prior to the Closing Date. You agree to use your commercially reasonable efforts to assist the Lead Arrangers in completing a timely syndication that is reasonably satisfactory to them and you until the date that is the earlier of (a) 45 days after the Closing Date and (b) the later of the Closing Date and the date on which a successful syndication (as defined in the Fee Letter) is achieved (such earlier date, the “Syndication Date”). Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Original Commitment Letter Date, the existing lending and investment banking relationships of the Company, (b) direct contact between your senior management, representatives and advisors (and your using commercially reasonable efforts to arrange for direct contact between senior management, representatives of the Company, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Original Commitment Letter Date) and the proposed Lenders at times and locations mutually agreed upon, (c) your assistance (and your using commercially reasonable efforts to cause the Company, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Original Commitment Letter Date, to assist) in the preparation, at least 10 consecutive calendar days (which period, for the avoidance of doubt, will end on a business day) ending on the business day immediately prior to the Closing Date (excluding any “blackout dates” referred to in the Fee Letter), of customary confidential information memoranda (“Confidential Information Memoranda”) for the Senior Facilities (including, without limitation, the New Senior Facilities, as applicable), the Senior Bridge Facility and the Backstopped Amendments (all of which shall be in form and substance consistent with confidential information memoranda in your recent transactions) and other customary marketing materials to be used in connection with the syndications, and, at the request of the Lead Arrangers, the preparation of versions of the Confidential Information Memoranda that do not contain material non-public information concerning you, the Company, your or its respective subsidiaries or the respective securities of any of the foregoing for purposes of United States federal and state securities laws, (d) using your commercially reasonable efforts to procure, at least 10 consecutive calendar days (which period, for the avoidance of doubt, will end on a business day) ending on the business day immediately prior to the Closing Date (excluding any “blackout dates” referred to in the Fee Letter), corporate ratings for the Borrower and ratings for each of the Facilities (including, without limitation, the New Senior Facilities, as applicable) and the Senior Notes from each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and (e) the hosting, with the Lead Arrangers, of one or more meetings (or, if agreed to by the Lead Arrangers, conference calls in lieu thereof) with prospective Lenders at times and, if applicable, locations to be mutually agreed upon. During the primary syndications of the Facilities on or prior to the Syndication Date, (i) you will ensure, and will use commercially reasonable efforts, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Original Commitment Letter Date, to cause the Company to ensure that there will not be any competing issues of debt securities or syndicated credit facilities of you, the Company or any of your or its subsidiaries (other than the Facilities, the Senior Notes, any debt securities issued in lieu of the Senior Notes and any other debt securities or credit facilities disclosed to you prior to the date hereof) being offered, placed or arranged that would materially and adversely impair the primary syndication of the Facilities (it being understood that replacements, extensions and renewals of existing indebtedness of the Company and its subsidiaries, indebtedness of the Company and its subsidiaries incurred in the ordinary course of business, including short term debt for working capital, capital leases, purchase money debt, equipment financings and any

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indebtedness of the Company and its subsidiaries permitted under the Acquisition Agreement as in effect on the Original Commitment Letter Date shall not be subject to this clause (i)) and (ii) you agree to use your commercially reasonable efforts to prepare and provide (and to use commercially reasonable efforts to cause the Company to provide, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Original Commitment Letter Date) promptly to the Lead Arrangers all available customary information with respect to you, the Company and each of your and its respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections relating to the Company and its subsidiaries (including financial estimates, forecasts and other forward-looking information) (the “Projections”), as the Lead Arrangers may reasonably request. For the avoidance of doubt, you will not be required to provide any information to the extent the provision thereof would violate any applicable law, rule or regulation or any obligation of confidentiality binding you, the Company or your or their respective affiliates (provided that in the case of any confidentiality obligation, (x) you shall have used commercially reasonable efforts to obtain consent to provide such information and (y) such obligation was not entered into in contemplation of this provision; provided, further, that you shall notify us if any such information is being withheld as a result of any such obligation of confidentiality). Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, (i) neither the obtaining of the ratings referenced above nor the compliance with any of the other provisions set forth in clauses (a) through (e) above or any other provision of this paragraph shall constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date or any time thereafter and (ii) neither the commencement nor the completion of the syndication of the Facilities shall constitute a condition precedent to the Closing Date.
The Lead Arrangers will, in consultation with you, manage all aspects of any syndication, including decisions as to the selection of institutions to be approached (with your consent not to be unreasonably withheld and excluding Disqualified Lenders) and when they will be approached, when their commitments will be accepted, which institutions will participate (with your consent not to be unreasonably withheld and excluding Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders.

4.	Information.
You hereby represent and warrant that (but the accuracy of which representation and warranty shall not be a condition to the commitments hereunder or the funding of the Facilities on the Closing Date) (a) (with respect to the Company and its subsidiaries, to the best of your knowledge) all written information and written data (such information and data, other than (i) the Projections and (ii) information of a general economic or general industry nature, the “Information”) that have been or will be made available to the Commitment Parties by you or any of your representatives, taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and (b) the Projections that have been or will be made available to the Commitment Parties by you, the Company or any of your or their respective representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and furnished; it being understood that any such financial projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ significantly from the projected results and that such differences may be material. You agree that, if at any time prior to the Syndication Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly (or prior to the Closing Date

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with respect to Information or Projections concerning the Company and its subsidiaries, you will use commercially reasonable efforts (to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Original Commitment Letter Date)) to supplement the Information and the Projections so that (to the best of your knowledge, with respect to the Company and its subsidiaries) such representations will be correct in all material respects under those circumstances. In arranging and syndicating the Facilities and the Backstopped Amendments, the Lead Arrangers will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof. We will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of you, the Company or any other party or to advise or opine on any related solvency issues.
You hereby acknowledge that (a) the Lead Arrangers will make available Information and Projections to the proposed syndicate of Lenders and (b) certain of the Lenders may be “public side” Lenders (i.e. Lenders that do not wish to receive material non-public information with respect to you, the Company, your or its respective subsidiaries or the respective securities of any of the foregoing) (each, a “Public Lender”). You hereby acknowledge that the Commitment Parties will make available Information, Projections and other offering and marketing material and presentations, including confidential information memoranda to be used in connection with the syndication of the Facilities to the proposed syndicate of Lenders, by posting the Information and Projections on Intralinks, SyndTrak Online or by similar electronic means (collectively, the “Platform”). At the request of the Lead Arrangers, you agree to assist us in preparing an additional version of each Confidential Information Memorandum to be used by Public Lenders. The information to be included in the additional version of each Confidential Information Memorandum will consist exclusively of information and documentation that is either publicly available, not material with respect to you, the Company, your or its respective subsidiaries or the respective securities of any of the foregoing for purposes of United States federal and state securities laws or of the type that is made publicly available by you or the Company, as applicable, as a public reporting company (as reasonably determined by you or the Company, as applicable). It is understood that in connection with your assistance described above, (a) customary authorization letters will be included in each Confidential Information Memorandum that authorize the distribution of such Confidential Information Memorandum to prospective Lenders, contain customary representations confirming that the public-side version does not include material non-public information about you, the Company, your or its respective subsidiaries or the respective securities of any of the foregoing, and exculpate us with respect to any liability related to the use of the contents of such Confidential Information Memorandum or any related marketing material by the recipients thereof and exculpate you, the Company and your and their respective affiliates with respect to any liability related to the misuse of the contents of such Confidential Information Memorandum or any related marketing material by the recipients thereof; (b) the public information shall include the following information except to the extent you notify us to the contrary and provided that you shall have been given a reasonable opportunity to review such documents and comply with the U.S. Securities and Exchange Commission disclosure requirements (and such public information is permitted to be made available to all prospective Lenders, including through a Platform designated “Public Lenders”): (i) drafts and final definitive documentation with respect to the Facilities and the Backstopped Amendments, including term sheets, (ii) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting or call invitation, allocations and funding and closing memoranda) and (iii) notification of changes in the terms of the Facilities or the Backstopped Amendments; (c) at our request, you shall identify information to be distributed to Public Lenders by clearly and conspicuously marking the same as “PUBLIC”; and (d) we shall be entitled to treat any Information and Projections that are not specifically identified as “PUBLIC” as being suitable only for posting on a portion of the Platform not designated for Public Lenders.

5.	Fees.

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As consideration for the commitments of the Initial Lenders hereunder and the Lead Arrangers’ and Co-Managers’ agreements to perform the services described herein, you agree to pay the fees set forth in this Commitment Letter and in the Amended and Restated Fee Letter and the Administrative Agent Fee Letter, each dated the date hereof and delivered herewith with respect to the Facilities (collectively, the “Fee Letter”). Once paid, such fees shall not be refundable under any circumstances, except as otherwise contemplated by the Fee Letter.

6.	Conditions Precedent.
The commitments of the Initial Lenders hereunder and the Lead Arrangers’ and Co-Managers’ agreements to perform the services described herein are subject only to (a) the execution and delivery by the Borrower (and Guarantors, as applicable) to the Bank Administrative Agent of definitive documentation with respect to the Senior Facilities and, if applicable, separate definitive documentation to the Bank Administrative Agent with respect to the Backstopped Amendments and, if applicable, separate definitive documentation to the Bridge Administrative Agent with respect to the Senior Bridge Facility (collectively, the “Facilities Documentation”), in each case, which shall be consistent with the applicable Term Sheet and the applicable Documentation Principles and shall be subject to the Limited Conditionality Provision (as defined below) and (b) (i) with respect to the Senior Facilities, the conditions set forth in Exhibit B under the headings titled “Conditions Precedent to Initial Borrowing” and “Conditions Precedent to all Borrowings”, (ii) with respect to the Senior Bridge Facility, the conditions set forth in Exhibit C under the heading titled “Conditions Precedent to Senior Bridge Loans” and (iii) with respect to each of the Facilities, as applicable, the conditions set forth in Exhibit D (clauses (a) and (b) collectively, the “Funding Conditions”); it being understood that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation) other than the Funding Conditions that are expressly stated to be conditions to the initial funding under the Facilities on the Closing Date (and upon satisfaction or waiver of such conditions, the initial funding under the Facilities shall occur).
Notwithstanding anything to the contrary in this Commitment Letter (including each of the exhibits attached hereto), the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions, (i) the only representations and warranties the accuracy of which shall be a condition to availability of the Facilities on the Closing Date shall be (A) such of the representations and warranties made by the Company in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you (or your applicable affiliates) have the right (taking into account any applicable cure provisions) to terminate your (or such affiliates’) obligations under the Acquisition Agreement, or to decline to consummate the Acquisition (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties (the “Acquisition Agreement Representations”), and (B) the Specified Representations (as defined below) made by the Borrower and the Guarantors in the Facilities Documentation and (ii) the terms of the Facilities Documentation and the Closing Deliverables shall be in a form such that they do not impair the availability of the Facilities on the Closing Date if the conditions expressly set forth herein and in the Term Sheets are satisfied (it being understood that, to the extent any Collateral (other than assets of Holdings, the Borrower and domestic Guarantors with respect to which a lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code and the delivery of stock certificates and certificated LLC interests of the Borrower and to the extent delivered to you by the Company prior to the Closing Date (after your use of commercially reasonable efforts to obtain such stock certificates and certificated LLC interests (if any)), material (to be defined in a manner to be agreed) wholly-owned domestic restricted subsidiaries) is not or cannot be provided or perfected on the Closing Date after your use of commercially reasonable efforts to do so or without undue burden or expense, the provision and/or perfection of such Collateral shall not constitute a condition precedent

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to the availability of the Facilities on the Closing Date, but shall be required to be provided and/or perfected within 90 days after the Closing Date (subject to extensions as agreed by the Bank Administrative Agent in its reasonable discretion). For purposes hereof, “Specified Representations” means the representations and warranties of the Borrower and the Guarantors (after giving effect to the Acquisition) set forth in the Facilities Documentation relating to corporate or other organizational existence of Holdings, the Borrower and the Guarantors (prior to giving effect to the Acquisition); organizational power and authority (as to execution, delivery and performance of the applicable Facilities Documentation); the due authorization, execution, delivery and enforceability of the applicable Facilities Documentation; Federal Reserve margin regulations; the Investment Company Act; the creation, validity and perfection of security interests in the Collateral (subject to permitted liens and the limitations set forth in the preceding sentence); no conflicts of the applicable Facilities Documentation (limited to the execution, delivery and performance of the applicable Facilities Documentation, incurrence of the indebtedness thereunder and the granting of the guarantees and the security interests in respect thereof) with charter documents of the Borrower or any Guarantor; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis (to be determined in a manner consistent with the solvency certificate to be delivered in the form set forth in Annex I attached to Exhibit D); PATRIOT ACT; and use of the proceeds of the Facilities not violating FCPA, OFAC and other anti-terrorism laws. This paragraph shall be referred to herein as the “Limited Conditionality Provision”.

7.	Indemnification; Expenses.
You agree (a) to indemnify and hold harmless each of the Commitment Parties and each of their respective affiliates and controlling persons and the respective officers, directors, employees, successors, partners, agents, advisors and representatives of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with this Commitment Letter, the Fee Letter, the Transactions or the Facilities, or any claim, litigation, investigation or proceeding (any of the foregoing, an “Action”) relating to any of the foregoing and regardless of whether brought by you or any of your affiliates or any other person or against any person, including the Company, its security holders and its other affiliates, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person within 30 days after receipt of a written request together with reasonably detailed backup documentation for any reasonable legal (limited to one counsel for all Indemnified Persons, taken as a whole, and, if reasonably necessary, a single local counsel to all Indemnified Persons, taken as a whole, in each relevant material jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each applicable material jurisdiction to the affected Indemnified Persons similarly situated taken as a whole) or other reasonable out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (i) to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing, (ii) to the extent arising from a material breach of the obligations of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing under this Commitment Letter, the Fee Letter or the Facilities Documentation (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) to the extent arising from any dispute solely among Indemnified Persons other than claims against any Commitment Party in its capacity or in fulfilling its role as an Administrative Agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission on the part of you or your affiliates, and (b) to reimburse each Commitment Party and each Indemnified Person from time

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to time, upon presentation of a summary statement, together with any supporting documentation reasonably requested by you, for all reasonable and documented out-of-pocket expenses (including but not limited to out-of-pocket expenses of the Commitment Parties’ due diligence investigation, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel to the Commitment Parties identified in the Term Sheets (and you acknowledge that we may receive a benefit, including, without limitation, a discount, credit or other accommodation, from such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto) and, if necessary, of a single local counsel to the Commitment Parties in each relevant material jurisdiction), in each case incurred in connection with the Facilities and the preparation of this Commitment Letter, the Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”); provided, that you shall not be required to reimburse any of the Expenses in the event the Closing Date does not occur. Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from (in each case as finally determined by a court of competent jurisdiction in a final and non-appealable judgment) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, agents, advisors or representatives of any of the foregoing, and (ii) neither (x) any Indemnified Person, nor (y) you (or any of your subsidiaries or affiliates) or the Company (or any of its subsidiaries or affiliates) shall be liable for any indirect, special, punitive or consequential damages (in the case of clause (y), other than in respect of any such damages required to be indemnified under this Section 7) in connection with this Commitment Letter, the Facilities, the Transactions (including the Facilities and the use of proceeds thereunder), or with respect to any activities related to the Facilities. No Indemnified Person seeking indemnification or reimbursement under this Commitment Letter will, without your prior written consent (not to be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested in accordance with this Commitment Letter that you reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Action, you shall be liable for any settlement of any Action effected without your written consent if (a) such settlement is entered into more than 30 days after receipt by you of such request for reimbursement and (b) you shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. You shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened Action against such Indemnified Person in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such Action and (ii) does not include any statement as to any admission of fault.

8.	Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.
You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including, without limitation, investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling) to other companies in respect of which you may have conflicting interests.
We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies (except as contemplated below). You also acknowledge that we do not have any obligation to use in connection with

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the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us or any of our respective affiliates from other companies.
You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Commitment Party is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether such Commitment Party has advised or is advising you on other matters, (b) each Commitment Party, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of such Commitment Party and you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the Transactions and agree that we will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including equity holders, employees or creditors, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter and you have consulted with your own legal and financial advisors to the extent you have deemed appropriate and (d) you have been advised that each Commitment Party and its affiliates is engaged in a broad range of transactions that may involve interests that differ from your interests and that no Commitment Party has an obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship. In addition, the Commitment Parties may employ the services of their respective affiliates in providing certain services hereunder and may exchange with such affiliates information concerning you and the Company and other companies in the industry of the Company, and such affiliates shall be entitled to the benefits afforded to, and subject to the obligations of, the Commitment Parties hereunder. You acknowledge and agree that neither we nor our affiliates have provided you with legal, tax or accounting advice and that you have obtained such independent advice from your own advisors.
You further acknowledge that each Commitment Party and its affiliates is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Company and your and its respective subsidiaries and other companies with which you or the Company or your or its respective subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Commitment Parties, their respective affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9.	Assignments; Amendments; Governing Law, Etc.
This Commitment Letter, the Fee Letter and the commitments hereunder shall not be assignable by any party hereto (except by you on or prior to the Closing Date to the ultimate borrower under the Facilities or another newly-formed shell entity organized in the United States so long as any such entity is directly or indirectly controlled by Holdings) (and except in the case of an assignment by GS to GSLP) without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons) and is not intended to create a fiduciary relationship among the parties hereto. Subject to the limitations set forth in Section 3, any and all services to be provided by the Commitment Parties hereunder may be performed by or through any of their respective affiliates or branches and the provisions of Section 7 shall apply with equal force and effect to any such entities so performing any such

10

duties or activities. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Facilities may be transmitted through SyndTrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and, notwithstanding anything herein to the contrary, that the Commitment Parties shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner unless resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of such Commitment Party or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, agents, representatives, successors or assigns of any of the foregoing. This Commitment Letter, together with the Fee Letter dated the date hereof, supersedes all prior understandings, whether written or oral, among us with respect to the Facilities and sets forth the entire understanding of the parties hereto with respect thereto. THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of Company Material Adverse Effect (as defined in the Acquisition Agreement) and whether there shall have occurred a Company Material Adverse Effect (as defined in the Acquisition Agreement), (b) whether the Acquisition has been consummated as contemplated by the Acquisition Agreement and (c) whether the representations and warranties made by the Company in the Acquisition Agreement are accurate and whether as a result of any inaccuracy thereof you have the right to terminate your obligations under the Acquisition Agreement, shall be determined in accordance with the laws of the State of Delaware without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.
Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including the good faith negotiation of the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being understood and agreed that the commitments provided hereunder by the Commitment Parties and the funding of the Facilities on the Closing Date are subject only to the Funding Conditions.

10.	WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

11.	Jurisdiction.
Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of (i) any New York State court or Federal court of the United States of America sitting in City of New York, Borough of Manhattan, and any appellate court from any thereof, as to any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the

11

transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees to not commence any such suit, action or proceeding other than in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any court in which such venue may be laid in accordance with clause (a) of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.

12.	Confidentiality.
This Commitment Letter is delivered to you on the understanding that none of the Fee Letter, or, prior to the date hereof, this Commitment Letter, or their terms or substance shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to your officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors and on a confidential basis, (b) if the Commitment Parties consent to such proposed disclosure, (c) you may disclose the Term Sheets and the existence of the Commitment Letter to any rating agency in connection with the Transactions or (d) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case you agree to inform us promptly thereof to the extent lawfully permitted to do so); provided that (i) you may disclose this Commitment Letter and the contents thereof (but not the Fee Letter and the contents thereof, except on a redacted basis in a manner reasonably acceptable to the Lead Arrangers as to the amount or percentages of any fees, market flex provisions, securities demand and pricing caps) to the Company and its officers, directors, employees, attorneys, accountants, agents and advisors, on a confidential basis, (ii) you may disclose the Fee Letter and the contents thereof as part of generic disclosure regarding fees and expenses in connection with any syndication of the Facilities or prospectus or offering memorandum related to the Senior Notes (or any securities issued in lieu of the Senior Notes), or to the Company and its officers, directors, employees, attorneys, accountants, agents and advisors to confirm the absence of additional conditions precedent to the funding of the Facilities and the absence of any “flex” or similar terms that would decrease the amount of the Facilities (but in each case within this clause (ii), without disclosing any specific fees set forth therein), or on a redacted basis in a manner reasonably acceptable to the Commitment Parties or for customary accounting purposes, including accounting for deferred financing costs and (iii) you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter and the contents thereof) in any syndication of the Facilities or in any prospectus or other offering memorandum related to the Senior Notes (or any debt securities issued in lieu of the Senior Notes) or in any proxy statement or other public filing in connection with the Acquisition. Your obligations under this paragraph with regard to this Commitment Letter (but not the Fee Letter) shall terminate on the earlier of (x) the second anniversary of the Original Commitment Letter Date or (y) one year following the termination of this Commitment Letter in accordance with its terms.
Each Commitment Party and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the

12

subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent a Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case such Commitment Party, to the extent permitted by law, agrees to inform you promptly thereof), (b) upon the request or demand of any regulatory authority or stock exchange having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees to inform you promptly thereof prior to such disclosure to the extent practicable, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any request as part of a regulatory examination), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates in violation of this Commitment Letter, (d) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you or the Company, (e) to the extent that such information is independently developed by such Commitment Party so long as not based on information obtained in a manner that would otherwise violate this provision, (f) to such Commitment Party’s affiliates and its and its affiliates’ respective employees, legal counsel, independent auditors and other experts or agents (collectively, the “Representatives”) who need to know such information in connection with the Transactions and are informed of the confidential nature of such information (provided that such Commitment Party shall be responsible for its affiliates and Representatives’ compliance with this paragraph), (g) to prospective Lenders, participants or assignees or any potential counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its subsidiaries or any of their respective obligations, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) for purposes of establishing a “due diligence” defense or (i) to ratings agencies in connection with the Transactions; provided that (i) the disclosure of any such information to any Lenders or prospective Lenders or participants or assignees or prospective participants or assignees referred to above shall be made subject to the acknowledgement and acceptance by such Lender or prospective Lender or assignee or participant or prospective assignee or participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and such Commitment Party, including, without limitation, as agreed in any marketing materials for the Facilities) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information and (ii) no disclosure shall be made by such Commitment Party to any Disqualified Lender. Each Commitment Party’s obligations under this paragraph shall terminate on the earlier of (x) the second anniversary of the Original Commitment Letter Date or (y) one year following the termination of this Commitment Letter in accordance with its terms and shall otherwise automatically terminate and be superseded by the confidentiality provisions in the definitive documentation relating to each of the Facilities and/or the Backstopped Amendments upon the execution and delivery of the definitive documentation therefor.

13.	Surviving Provisions.
The indemnification, expense reimbursement, compensation (if applicable), confidentiality, syndication (if applicable), jurisdiction, venue, governing law, waiver of jury trial and absence of fiduciary duty provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitments hereunder and the Lead Arrangers’ and the Co-Managers’ agreements to provide the services described herein; provided that your obligations under this Commitment Letter, other than those relating to confidentiality and to the syndication of the Facilities (if such Facilities have been funded) and your obligations under the second sentence of Section 4 (if such Facilities have been funded), shall automatically terminate and be superseded by the

13

definitive documentation relating to the Facilities to the extent covered thereby upon the initial funding under the Senior Facilities, and you shall be released from all liability in connection therewith at such time.

14.	PATRIOT ACT Notification.
We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), each Commitment Party and each Lender is required to obtain, verify and record information that identifies the Borrower and Guarantors, which information includes the name, address, tax identification number and other information regarding the Borrower and Guarantors that will allow such Commitment Party or such Lender to identify the Borrower and Guarantors in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Commitment Parties and each Lender. You hereby acknowledge and agree that the Commitment Parties shall be permitted to share any or all such information with the Lenders.

15.	Acceptance and Termination.
If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Citi, on behalf of the Commitment Parties, executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on August 26, 2015. Each Commitment Party’s respective commitments hereunder and agreements contained herein will expire at such time in the event that Citi has not received such executed counterparts in accordance with the immediately preceding sentence. In the event that either (x) the initial borrowing in respect of the Senior Facilities does not occur on or before 11:59 p.m., New York City time, on the date that is no earlier than five business days after the Termination Date (as defined in the Acquisition Agreement as in effect on the Original Commitment Letter Date) or (y) the Acquisition Agreement is validly terminated prior to consummation of the Acquisition, then this Commitment Letter and the commitments and undertakings of the Commitment Parties hereunder shall automatically terminate. Additionally, the commitment of each Commitment Party with respect to the Senior Bridge Facility shall terminate in the event the Acquisition is consummated without any borrowings under the Senior Bridge Facility.

[Remainder of this page intentionally left blank]

14

The Commitment Parties are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

[signature pages follow]

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

BANK OF AMERICA, N.A.

By:

Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

JPMORGAN CHASE BANK, N.A.

By:

Name:
Title:

J.P. MORGAN SECURITIES LLC

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

BARCLAYS BANK PLC

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

GOLDMAN SACHS BANK USA

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

CITIZENS BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

By:

Name:
Title:

RBS SECURITIES INC.

By:

Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

FIFTH THIRD BANK

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

REGIONS BANK

By:

Name:
Title:

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

COMPASS BANK

By:

Name:
Title:

BBVA SECURITIES INC.

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

BANK OF MONTREAL

By:

Name:
Title:

BMO CAPITAL MARKETS CORP.

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

MIZUHO BANK LTD.

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

KEYBANK NATIONAL ASSOCIATION

By:

Name:
Title:

KEYBANC CAPITAL MARKETS INC.

By:

Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

Accepted and agreed to as of
the date first above written:

TEAM HEALTH HOLDINGS, INC.,

by: ____________________________
Name:    David Jones
Title:    Executive Vice President and
    Chief Financial Officer

TEAM HEALTH, INC.,

by: ____________________________
Name:    David Jones
Title:    Executive Vice President and
        Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

SCHEDULE I

Commitment Allocation Percentages

Commitment Party	Percentage
Citigroup Global Markets Inc.	37.00%
Bank of America, N.A.	15.00%
JPMorgan Chase Bank, N.A.	15.00%
Barclays Bank PLC	5.00%
Goldman Sachs Bank USA	5.00%
Citizens Bank, National Association (or, in the case of the Senior Bridge Facility, The Royal Bank of Scotland plc)	5.00%
Fifth Third Bank	4.00%
Regions Bank	4.00%
Compass Bank	2.00%
Bank of Montreal	2.00%
Mizuho Bank Ltd.	2.00%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2.00%
KeyBank National Association	2.00%

CONFIDENTIAL        EXHIBIT A

Project Intrepid
Senior Secured Credit Facilities
Senior Unsecured Increasing Rate Bridge Facility
Transaction Description1

It is intended that:
(a)    You will directly or indirectly acquire the Company pursuant to an Agreement and Plan of Merger, dated as of August 4, 2015 (as amended, supplemented or modified and in effect from time to time, and including all Schedules and Exhibits thereto, the “Acquisition Agreement”), among Holdings, Acquisition Sub and the Company, whereby Acquisition Sub will be merged with and into the Company (the “Acquisition”);
(b)    (x) on or prior to the Closing Date, the Borrower (as defined in the Senior Facilities Term Sheet (as defined below)) will obtain an amendment (which may be in the form of an amendment and restatement) of the Existing Credit Agreement, in the manner required by the Existing Credit Agreement, to permit and/or provide for (i) the consummation of the Acquisition; (ii) the establishment of a tranche B term loan facility in an aggregate principal amount of $965 million (the “Term Loan B Facility”), having the terms set forth for the “Term Loan B Facility” in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Senior Facilities Term Sheet”); (iii) the issuance of (and escrowing of the proceeds from, if applicable) the Securities; and (iv) such other changes to the Existing Credit Agreement as more fully described in the Senior Facilities Term Sheet (the amendments described in clause (i) through (iv), collectively, the “Backstopped Amendments”), and (y) the Borrower will obtain the Term Loan B Facility;
(c)    if the Backstopped Amendments are not obtained on or prior to the Closing Date, the Borrower (as defined in the Senior Facilities Term Sheet) will (x) obtain senior secured credit facilities consisting of (i) a senior secured revolving credit facility in an aggregate amount equal to the aggregate Revolving Credit Commitments (as defined in the Existing Credit Agreement) outstanding immediately prior to the Closing Date (but, in any event, not to exceed $650 million) (the “Revolving Facility”) and (ii) a senior secured term loan facility, consisting of (A) a tranche A term loan facility in an aggregate principal amount equal to the aggregate principal amount of Tranche A Term Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Closing Date (but, in any event, not to exceed $588.75 million) (the “Term Loan A Facility”) and (B) the Term Loan B Facility (the Term Loan B Facility, together with the Term Loan A Facility, the “Term Facilities” and, together with the Revolving Facility, the “New Senior Facilities”), having the terms set forth in the Senior Facilities Term Sheet and (y) use a portion of the proceeds thereof to repay in full all indebtedness, and terminate all commitments, guarantees and security interests, under the Existing Credit Agreement;
(d)    the Borrower (as defined in the Senior Bridge Term Sheet (as defined below)) will, at its option, either (i) issue an aggregate principal amount of its senior unsecured notes (the “Senior Notes”) generating up to $545 million in gross proceeds in a Rule 144A or other private placement or, at the election of the Borrower to the extent an effective registration statement is then available, a registered public offering or (ii) to the extent you do not receive such amount of gross proceeds of Senior Notes on the Closing Date, borrow up to $545 million (minus the amount of gross proceeds from any Senior Notes issuance) of senior unsecured increasing rate loans (the “Senior Bridge Loans”) under a new senior unsecured credit facility (the “Senior Bridge Facility”) described in the Summary of Principal Terms and Conditions attached hereto as Exhibit C (the “Senior Bridge Term Sheet”) and which may, under their terms, be converted to term loans (“Senior Unsecured Term Loans”) or exchanged for debt securities (“Senior Exchange Notes”); and

1 All capitalized terms used but not defined herein have the meanings given to them in the Amended and Restated Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

A-1

CONFIDENTIAL        EXHIBIT A

(e)     after giving effect to the Transactions, Holdings and its subsidiaries shall have no outstanding indebtedness other than (i) (x) if the Backstopped Amendments are obtained on or prior to the Closing Date, the indebtedness outstanding under the Existing Credit Agreement immediately prior to the Closing Date and the Term Loan B Facility or (y) if the Backstopped Amendments are not obtained on or prior to the Closing Date, the New Senior Facilities, (ii) the Senior Bridge Facility and/or the Senior Notes, (iii) ordinary course short term working capital facilities and ordinary course capital lease, purchase money and equipment financings, (iv) indebtedness not to exceed $25 million and (v) any other indebtedness as may be mutually agreed between the Borrower and the Lead Arrangers. All other indebtedness (other than contingent obligations not yet due and payable) not specified in clauses (i) through (v) of the preceding sentence that is outstanding as of the Closing Date shall be repaid in full in connection with, and substantially concurrently with the closing of, the Transactions and all commitments, security interests and guarantees in connection therewith shall have been terminated and released.
The transactions described above, together with the transactions related thereto, are collectively referred to herein as the “Transactions”. This Exhibit A, the Senior Facilities Term Sheet, the Senior Bridge Term Sheet, and the Additional Conditions Precedent attached hereto as Exhibit D are collectively referred to herein as the “Term Sheets”. For purposes of this Commitment Letter, “Closing Date” shall mean the date of the initial funding under the Senior Facilities and the consummation of the Acquisition.

A-2

CONFIDENTIAL        EXHIBIT B

Project Intrepid
Senior Secured Credit Facilities
Summary of Principal Terms and Conditions2

Borrower:	Team Health, Inc. (the “Borrower”).

Administrative Agent:
If the Backstopped Amendments are not obtained on or prior to the Closing Date, Citi will act as sole and exclusive administrative agent and collateral agent (in such capacities, the “Bank Administrative Agent”, collectively with any other agents party to the Senior Facilities Documentation, the “Agents”) for a syndicate of banks, financial institutions and institutional lenders excluding any Disqualified Lender (together with the Initial Lenders, the “Lenders”), and will perform the duties customarily associated with such roles. If the Backstopped Amendments are obtained on or prior to the Closing Date, JPMorgan Chase Bank, N.A., will continue to act as sole and exclusive administrative agent and collateral agent under the Existing Credit Agreement (as amended by the Backstop Amendments) (and JPMorgan Chase Bank, N.A. will, in such event, be the “Bank Administrative Agent” for purposes of this Exhibit B, as the context may require).

Joint Bookrunners and Joint Lead

Arrangers:
Citi, MLPFS, JPMorgan, Barclays, GS, and Citizens will act as joint lead arrangers for the Senior Facilities (in such capacities, together with any of their respective designated affiliates of similar creditworthiness, the “Lead Arrangers”) and as joint bookrunners, and will perform the duties customarily associated with such roles.

Co-Managers:	Fifth Third, Regions Capital, Compass, BMO Capital, Mizuho, BTMU and KBCM will act as co-managers for the Senior Facilities and will perform the duties customarily associated with such role.

New Senior Secured Credit Facilities:
(A)    If the Backstopped Amendments are not obtained on or prior to the Closing Date, a senior secured tranche A term loan facility in an aggregate principal amount equal to the aggregate principal amount of Tranche A Term Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Closing Date (not to exceed $588.75 million) (the “Term Loan A Facility”) plus, at the Borrower’s election, an amount sufficient to fund any OID or upfront fees required to be funded in connection with (x) the “market flex” provisions in the Fee Letter or (y) the issuance of the Senior Notes or any other debt securities pursuant to any offering by Borrower or any of its direct or indirect subsidiaries undertaken to finance the

2 All capitalized terms used but not defined herein have the meanings given to them in the Amended and Restated Commitment Letter to which this Term Sheet is attached (the “Commitment Letter”), including the Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

CONFIDENTIAL        EXHIBIT B

Acquisition (the “Securities”), which amounts shall be automatically added to the Commitment Parties’ commitments under the Commitment Letter (the loans under the Term Loan A Facility, together with any loans issued under the Incremental Term Facilities or the Refinancing Term Facilities designated as Tranche A Term Loans, the “Tranche A Term Loans”).
(B) A senior secured tranche B term loan facility in an aggregate principal amount of $965 million, or such lesser amount as the Borrower shall determine in its sole discretion (the “Term Loan B Facility”; together with the Term Loan A Facility, the “Term Facilities”) plus, at the Borrower’s election, an amount sufficient to fund any OID or upfront fees required to be funded in connection with (x) the “market flex” provisions in the Fee Letter or (y) the issuance of the Senior Notes or any other Securities, which amounts shall be automatically added to the Commitment Parties’ commitments under the Commitment Letter (the loans under the Term Loan B Facility, together with any loans issued under the Incremental Term Facilities or the Refinancing Term Facilities designated as Tranche B Term Loans, the “Tranche B Term Loans”). The Tranche A Term Loans and the Tranche B Term Loans are collectively referred to as the “Term Loans”.
(C) If the Backstopped Amendments are not obtained on or prior to the Closing Date, a senior secured revolving credit facility (the revolving commitments thereunder “Revolving Commitments”) in an aggregate amount equal to the aggregate Revolving Credit Commitments (as defined in the Existing Credit Agreement) outstanding immediately prior to the Closing Date (but, in any event, not to exceed $650 million) (the “Revolving Facility” and, together with the Term Facilities, the “Senior Facilities”), of which up to an amount equal to $50 million will be available in the form of letters of credit.
In connection with the Revolving Facility, the Bank Administrative Agent (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to $40 million. Except for purposes of calculating the Commitment Fee described below, any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis.
Each Lender under the Revolving Facility (each such Lender, a “Revolving Lender”) shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

CONFIDENTIAL        EXHIBIT B

If any Lender becomes a Defaulting Lender (to be defined in a manner substantially similar to the corresponding term in the Existing Credit Agreement), then the swingline exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their commitments under the Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender does not exceed its commitments. In the event such reallocation does not fully cover the exposure of such Defaulting Lender, the Swingline Lender may require the Borrower to repay such “uncovered” exposure in respect of the swingline loans and will have no obligation to make new swingline loans to the extent such swingline loans would exceed the commitments of the non-Defaulting Lenders.

In the event that the Backstopped Amendments are obtained on or prior to the Closing Date, (a) the provisions in this Exhibit B relating to the Term Loan A Facility and the Revolving Facility (other than the increase in the swingline commitment referenced under the heading “New Senior Secured Credit Facilities”) shall not apply (it being understood that, except as modified by Backstopped Amendments, the terms of the Existing Credit Facility shall continue to apply to the Existing Credit Facilities (as defined below)), and (b) except as otherwise provided herein, references herein to the “Senior Facilities” shall mean the Term Loan B Facility and the credit facilities outstanding under the Existing Credit Agreement immediately prior to the Closing Date (such credit facilities, the “Existing Credit Facilities”), as the context may require.

Incremental Facilities:
The Senior Facilities Documentation will permit the Borrower to (a) add one or more incremental term loan facilities and/or increase the loans under the Term Facilities (each, an “Incremental Term Facility”) and (b) add one or more revolving credit facilities and/or increase commitments under the Revolving Facility (any such revolving credit facility or increase, an “Incremental Revolving Facility”; the Incremental Term Facilities and the Incremental Revolving Facilities are collectively referred to as “Incremental Facilities”) on terms substantially similar to those set forth in the Existing Credit Agreement; provided that (i) the Incremental Facilities do not exceed in the aggregate the sum of (A) $350 million plus (B) all voluntary prepayments and voluntary permanent commitment reductions of the Senior Facilities made prior to such date of incurrence (other than voluntary prepayments and voluntary commitment reductions to the extent funded by a contemporaneous refinancing) plus (C) an unlimited amount at any time (including at any time prior to utilization of amounts set forth in clause (A) and (B) above) so long as the First Lien

CONFIDENTIAL        EXHIBIT B

Leverage Ratio (to be defined in a manner substantially similar to the corresponding definition in the Existing Credit Agreement) as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, on a pro forma basis after giving effect to such Incremental Facility ((1) assuming all commitments under any such Incremental Revolving Facility were fully drawn and (2) assuming that all indebtedness incurred under such Incremental Facility is first-lien indebtedness) does not exceed 3.75:1.00 (the amount under clauses (A), (B) and (C), the “Available Incremental Amount”) and (ii) the “most favored nations” pricing provision in the Existing Credit Agreement will be revised such that such provision applies only with respect to any Incremental Term Facility made on or prior to the date that is 6 months after the Closing Date.
In addition, the Borrower may, in lieu of adding Incremental Term Facilities, utilize any part of the Available Incremental Amount at any time by issuing or incurring Incremental Equivalent Debt (as defined below), subject to customary conditions to be agreed (such as customary applicable intercreditor documentation reasonably acceptable to the Bank Administrative Agent).
“Incremental Equivalent Debt” means indebtedness in an amount not to exceed the then Available Incremental Amount incurred by the Borrower or any Guarantor consisting of the issuance of senior secured first lien or junior lien loans or notes, subordinated loans or notes or senior unsecured loans or notes, in each case in respect of the issuance of notes, issued in a public offering, Rule 144A or other private placement or bridge financing in lieu of the foregoing, or secured or unsecured “mezzanine” debt, in each case subject to customary conditions to be agreed, including (i) in the case of any such first lien indebtedness, that the First Lien Leverage Ratio as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, after giving effect to such Incremental Equivalent Debt (assuming all commitments under any Incremental Revolving Facility were fully drawn), on a pro forma basis does not exceed 3.75:1.00 and (ii) in the case of any such junior lien indebtedness or unsecured indebtedness, that the Total Leverage Ratio (to be defined in a manner substantially similar to the corresponding definition in the Existing Credit Agreement) as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, after giving effect to such Incremental Equivalent Debt (assuming all commitments under any Incremental Revolving

CONFIDENTIAL        EXHIBIT B

Facility were fully drawn), on a pro forma basis does not exceed 5.50:1.00; provided that such indebtedness shall not mature earlier than or have a weighted average life shorter than, any of the Senior Facilities. Incremental Equivalent Debt (other than with respect to any such debt in the form of senior secured first lien loans) shall not be subject to the “most favored nation” requirements applicable to the Incremental Facilities; provided that Incremental Equivalent Debt that is first lien secured indebtedness incurred under the Available Incremental Amount outside of the Senior Facilities shall not be in the form of loans.
In the case of the incurrence of any indebtedness or liens or the making of any investments, restricted payments or fundamental changes or the designation of any restricted subsidiaries or unrestricted subsidiaries in connection with a permitted acquisition (a “Limited Condition Acquisition”), at the Borrower’s option, the relevant ratios and baskets shall be determined as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into and calculated as if the Limited Condition Acquisition and other pro forma events in connection therewith were consummated on such date; provided that if the Borrower has made such an election, in connection with determining whether the calculation of any ratio or basket with respect to the incurrence of any debt or liens, or the making of any investments, restricted payments, prepayments of subordinated debt, asset sales, fundamental changes or the designation of a restricted subsidiary or unrestricted subsidiary in connection with such Limited Condition Acquisition is permitted on or following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such acquisition is terminated or expires without consummation of such acquisition, any such ratio shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of indebtedness) have been consummated and assuming further that EBITDA and consolidated net income of any target of such Limited Condition Acquisition can only be used in the determination of the relevant ratios and baskets if and when such Limited Condition Acquisition has closed.
In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision which requires that no default, event of default or specified event of default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no default, event of

CONFIDENTIAL        EXHIBIT B

default or specified event of default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into.

Refinancing Facilities:
The Senior Facilities Documentation will permit the Borrower to refinance loans under any Term Facility or commitments under the Revolving Facility (which, for purposes of this paragraph, shall include the Existing Credit Facilities) from time to time, in whole or in part, with one or more new term facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to as “Refinancing Facilities”), respectively, under the Senior Facilities Documentation with the consent of the Borrower, the Bank Administrative Agent and the lenders providing such Refinancing Term Facility or Refinancing Revolving Facility or in the case of debt refinancing of any Term Facility, with one or more additional series of senior unsecured or senior subordinated notes or loans or senior secured loans or notes that will be secured by the Collateral on a pari passu basis with the applicable Senior Facilities being refinanced or junior lien secured notes or loans that will be secured on a subordinated basis to such Senior Facility (and such notes or loans, “Refinancing Notes” and, together with the Refinancing Facilities, the “Refinancing Debt”); provided that (i) any Refinancing Term Facility or Refinancing Notes do not mature prior to the final scheduled maturity date of, or have a shorter weighted average life to maturity than, the remaining weighted average life of loans under the applicable Term Facility being refinanced, (ii) any Refinancing Revolving Facility does not mature prior to the maturity date of the revolving commitments being refinanced, (iii) the other terms and conditions of such Refinancing Term Facility, Refinancing Revolving Facility or Refinancing Notes (excluding pricing, interest rate margins, fees, discounts, rate floors and prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable (as reasonably determined by the Borrower) to the lenders providing such Refinancing Term Facility, Refinancing Revolving Facility or Refinancing Notes, as applicable, than, those applicable to the applicable Term Facility or revolving commitments being refinanced (except for covenants or other provisions applicable only to periods after the latest final scheduled maturity date of the applicable Term Facility and revolving credit commitments existing at the time of such refinancing) (it being understood that to the extent any financial maintenance covenant is added for the benefit of such (A) Refinancing Term Facility or Refinancing Notes, no consent shall be required from the Bank Administrative Agent

CONFIDENTIAL        EXHIBIT B

or any applicable Lender to the extent that such financial maintenance covenant is also added for the benefit of each Senior Facility remaining outstanding after the incurrence or issuance of such Refinancing Debt or (B) Refinancing Revolving Facility, no consent shall be required from the Bank Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of the Revolving Facility that then benefits from a financial maintenance covenant and is remaining outstanding after the incurrence of such Refinancing Revolving Facility), (iv) any secured Refinancing Debt shall be subject to an intercreditor agreement on terms reasonably acceptable to the Bank Administrative Agent, (v) any Refinancing Debt which is in the form of loans that is incurred outside of the Senior Facilities will be unsecured or secured on a junior basis and (vi) no Lender will be obligated to provide commitments to any such Refinancing Debt.

Purpose:
(A)    The proceeds of the Term Facilities will be used by the Borrower on the Closing Date, together with the proceeds of the Senior Notes and/or Senior Bridge Loans and borrowings under the Revolving Facility, to pay the consideration for the Acquisition, to refinance existing indebtedness of the Company and its subsidiaries (including accrued and unpaid interest and applicable premiums) and to pay costs and expenses related to the Transactions.

(B)    The letters of credit and the proceeds of loans under the Revolving Facility (except as set forth below) will be used by the Borrower and its subsidiaries for working capital and general corporate purposes (including permitted acquisitions); provided that the amount of the Revolving Facility utilized to fund working capital, pay amounts owing to finance the Transaction or to pay costs and expenses related to the Transactions on the Closing Date shall be subject to the limitation set forth below.

Availability:	(A) The Term Facilities will be available in a single drawing on the Closing Date. Amounts borrowed under the Term Facilities that are repaid or prepaid may not be reborrowed.
(B)    Loans under the Revolving Facility will be made available on the Closing Date (i) to fund original issue discount or upfront fees required to be funded under the “market flex” provisions of the Fee Letter, (ii) to finance the Transactions and fees and expenses related to the Transactions (including to fund original issue discount or upfront fees in connection with the Senior Facilities, the Senior Notes or any other Securities not required to be funded under the “market flex” provisions of the Fee

CONFIDENTIAL        EXHIBIT B

Letter), (iii) for working capital needs and (iv) replace, backstop or cash collateralize existing letters of credit; provided that the amounts described in clause (ii) above (other than in respect of the parenthetical in clause (ii) above) shall not exceed $125 million.
Letters of credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date (including by “grandfathering” such existing letters of credit in the Revolving Facility) or for other general corporate purposes.
Loans under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts to be agreed. Amounts repaid under the Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:
Any principal or interest payable under or in respect of the Senior Facilities not paid when due shall bear interest at the applicable interest rate plus 2% per annum. Other overdue amounts shall bear interest at the interest rate applicable to ABR loans plus 2% per annum.

Letters of Credit:
If the Backstopped Amendments are not obtained on or prior to the Closing Date, letters of credit under the Revolving Facility will be issued by the Bank Administrative Agent and/or another Lender under the Revolving Facility reasonably acceptable to the Borrower and the Bank Administrative Agent and such Revolving Lender (each, an “Issuing Bank”) on terms substantially similar to those set forth in the Existing Credit Agreement. Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility; provided that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the Issuing Bank and the Bank Administrative Agent).

Drawings under any letter of credit shall be reimbursed by the Borrower within no more than one business day after notice of drawing is delivered. To the extent that the Borrower does not reimburse the Issuing Bank within one business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

CONFIDENTIAL        EXHIBIT B

If any Lender becomes a “Defaulting Lender”, then the letter of credit exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their commitments under the Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender does not exceed its commitments. In the event that such reallocation does not fully cover the letter of credit exposure of such Defaulting Lender, the applicable Issuing Bank may require the Borrower to cash collateralize such “uncovered” exposure in respect of each outstanding letter of credit and will have no obligation to issue new letters of credit, or to extend, renew or amend existing letters of credit to the extent letter of credit exposure would exceed the commitments of the non-Defaulting Lenders, unless such “uncovered” exposure is cash collateralized to the Issuing Bank’s reasonable satisfaction.
Final Maturity and

Amortization:	(A) Term Facilities
The Term Loan A Facility will mature on October 2, 2019 and the Term Loan B Facility will mature on the date that is 7 years after the Closing Date. The Term Loan A Facility will amortize on the same terms as the Existing Credit Agreement, and the Term Loan B Facility will amortize in equal quarterly installments in aggregate annual amounts equal to 1% per annum of the original principal amount of the Term Loan B Facility, with the balance payable on the final maturity date; provided that the Senior Facilities Documentation shall provide the right for individual Lenders to agree to extend the maturity date of their outstanding Tranche A Loans and/or Tranche B Term Loans, as the case may be, on terms substantially consistent with the Existing Credit Agreement.
(B) Revolving Facility
The Revolving Facility will mature on October 2, 2019; provided that the Senior Facilities Documentation shall provide the right for individual Lenders to agree to extend the maturity date of their Revolving Commitments on terms substantially consistent with the Existing Credit Agreement.

Guarantees:
All obligations of the Borrower (the “Borrower Obligations”) under the Senior Facilities and under any interest rate protection or other hedging arrangements (other than any Excluded Swap Obligation (to be defined in a manner substantially similar to the corresponding definition in the Existing Credit Agreement)) entered into with an Agent, a Lender or any affiliate of an Agent or a Lender at the time of the entering into of such arrangements

CONFIDENTIAL        EXHIBIT B

(“Hedging Obligations”) and under any cash management arrangements entered into with an Agent, a Lender or any affiliate of an Agent, a Lender at the time of the entering into of such arrangements (“Cash Management Obligations”; collectively with any Hedging Obligations and Borrower Obligations, collectively the “Obligations”) will be unconditionally guaranteed jointly and severally on a senior secured basis (the “Guarantees”) by Team Health Holdings, Inc. (“Holdings”) and the other guarantors pursuant to the “Collateral and Guarantee Requirement” contained in the Existing Credit Agreement (collectively, the “Guarantors”) and on other terms substantially similar to the Existing Credit Agreement, in each case, subject to the Limited Conditionality Provision.

Security:
The Borrower Obligations, the Guarantees, any Hedging Obligations and any Cash Management Obligations will be secured by substantially all of the present and after-acquired assets of the Borrower and each Guarantor (collectively, the “Collateral”) on terms substantially similar to the Existing Credit Agreement.

Notwithstanding the foregoing, (a) no control agreements or other control arrangements shall be required with respect to any assets requiring perfection through control agreements (including, without limitation, cash, deposit accounts or securities accounts), (b) immaterial notes and other evidence of immaterial indebtedness shall not be required to be delivered and (c) the requirements of the preceding paragraph shall be subject to the Limited Conditionality Provision.

Mandatory Prepayments:	Will be substantially similar to the Existing Credit Agreement.
Voluntary Prepayments and

Reductions in Commitments:	Will be substantially similar to the Existing Credit Agreement.

Senior Facilities Documentation:
The Facilities Documentation for the Senior Facilities and, if applicable, the Backstopped Amendments (the “Senior Facilities Documentation”) shall be negotiated in good faith to finalize the Senior Facilities Documentation, giving effect to the Limited Conditionality Provision, shall be based on the definitive documentation for the Borrower’s amended and restated credit agreement dated as of October 2, 2014 (the “Existing Credit Agreement”), shall contain the terms and conditions set forth in this Exhibit B and, to the extent any terms are not set forth in this Exhibit B, shall otherwise be consistent with the Existing Credit Agreement (as in effect on the date hereof), with additions, deletions, modifications and other changes as Lead Arrangers and the Borrower reasonably

CONFIDENTIAL        EXHIBIT B

determine to be necessary or advisable, including, among other things, (i) to take into account prevailing market conditions, (ii) to give effect to the Transactions and the other transactions contemplated hereby, (iii) to provide for and give effect to the Guarantees and the security over the Collateral, (iv) to reflect changes in law or accounting standards or cure mistakes or defects and (v) to reflect reasonable administrative, agency and operational requirements of the Bank Administrative Agent (collectively, the “Documentation Principles”). The Senior Facilities Documentation shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit B, in each case, applicable to the Borrower and its restricted subsidiaries (and, where indicated, Holdings), and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the Documentation Principles.

Representations and Warranties:	Will be substantially similar to the Existing Credit Agreement.

Conditions Precedent to Initial Borrowing:
Subject to the Limited Conditionality Provision, the initial borrowings under the Senior Facilities (which, if the Backstopped Amendments are obtained on or prior to the Closing Date, shall be limited to the Term Loan B Facility) on the Closing Date will be subject only to the Funding Conditions.

Conditions Precedent to all Borrowings:
Delivery of notice, accuracy of representations and warranties in all material respects (subject on the Closing Date to the Limited Conditionality Provision) and, except for the initial borrowings under the Senior Facilities (which, if the Backstopped Amendments are obtained on or prior to the Closing Date, shall be limited to the Term Loan B Facility) on the Closing Date, absence of defaults.

Affirmative Covenants:	Will be substantially similar to the Existing Credit Agreement.

Negative Covenants:
Will be substantially similar to the Existing Credit Agreement, subject to increases to certain baskets and thresholds to reflect a larger company after giving effect to the Acquisition (and, for the avoidance of doubt, the indebtedness covenant will permit the Senior Notes, the Senior Bridge Facility and the Securities).

Financial Covenant:
The Borrower will maintain a Total Leverage Ratio (to be defined in a manner substantially similar to the corresponding definition in the Existing Credit Agreement) of no greater than 6.25:1.00 with one step-down to be agreed (with such step-down commencing on the first anniversary of the Closing Date).

CONFIDENTIAL        EXHIBIT B

Events of Default:	Will be substantially similar to the Existing Credit Agreement, subject to adjustments to certain baskets and thresholds to reflect a larger company after giving effect to the Acquisition.

Other terms:	Will be substantially similar to the Existing Credit Agreement.
Counsel to the Commitment

Parties:	Cravath, Swaine & Moore LLP.

CONFIDENTIAL        ANNEX I TO
EXHIBIT B

Interest Rates:	The interest rates under the Senior Facilities will be as follows:
Revolving Facility and Term Loan A Facility
At the option of the Borrower, initially, as applicable, Adjusted LIBOR, plus 2.25% or ABR plus 1.25%.
From and after the delivery by the Borrower to the Bank Administrative Agent of the Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date, the applicable margin under the Revolving Facility and the Term Loan A Facility shall be subject to the following pricing grid:

First Lien Net Leverage Ratio	Adjusted LIBOR Rates	ABR
> 3.75x	2.25%	1.25%
> 2.50x but < 3.75x	2.00%	1.00%
> 1.75x but < 2.50x	1.75%	0.75%
< 1.75x	1.50%	0.50%

Term Loan B Facility: Adjusted LIBOR plus 3.00% or ABR plus 2.00%.
All Facilities
The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed by all relevant Lenders, 12 months or a shorter period) for Adjusted LIBOR borrowings.
Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable (i) in the case of Adjusted LIBOR loans, at the end of each interest period and, in any event, at least every 3 months and (ii) in the case of ABR loans, quarterly in arrears.
ABR is the Alternate Base Rate, which is the highest of the Bank Administrative Agent’s Prime Rate, the Federal Funds Effective Rate plus 1/2 of 1.00%, and one-month Adjusted LIBOR plus 1.00% per annum; provided that, if such rate shall be less than zero, such rate shall be deemed to be zero, and subject, solely in the case of the Term Loan B Facility, to a floor of 1.75% per annum.

I-B-1

CONFIDENTIAL        EXHIBIT B

Adjusted LIBOR is the London interbank offered rate for U.S. dollars, adjusted for customary Eurodollar reserve requirements, if any; provided that, if such rate shall be less than zero, such rate shall be deemed to be zero, and subject, solely in the case of the Term Loan B Facility, to a floor of 0.75% per annum.

Letter of Credit Fee:
A per annum fee equal to the spread over Adjusted LIBOR under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Facility commitment. In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to 0.125% of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:
0.35% per annum on the average daily undrawn portion of the commitments in respect of the Revolving Facility, payable quarterly in arrears after the Closing Date and upon the termination of the commitments and calculated based on the number of days elapsed in a 360-day year.

From and after the delivery by the Borrower to the Bank Administrative Agent of the Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date, the commitment fee rate shall be subject to the following pricing grid:

First Lien Net Leverage Ratio	Commitment Fee Rate
> 3.75x	0.35%
> 2.50x but < 3.75x	0.35%
> 1.75x but < 2.50x	0.30%
< 1.75x	0.30%

Swingline loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Facility.

I-B-2

CONFIDENTIAL        EXHIBIT C

Project Intrepid
Senior Unsecured Increasing Rate Bridge Loans
Summary of Principal Terms and Conditions3

Borrower:	Team Health, Inc. (the “Borrower”).

Administrative Agent:
Citibank, N.A. will act as sole and exclusive administrative agent (in such capacity, the “Bridge Administrative Agent”) for a syndicate of banks, financial institutions and institutional lenders determined in consultation with the Borrower excluding any Disqualified Lender (together with the Initial Lenders, the “Lenders”), and will perform the duties customarily associated with such role.

Joint Bookrunners and Joint Lead

Arrangers:
Citi, MLPFS, JPMorgan, Barclays, GS, and RBSSI will act as joint lead arrangers for the Senior Bridge Loans (in such capacities, together with any of their respective designated affiliates of similar creditworthiness, the “Lead Arrangers” and together with the Co-Managers (as defined below), the “Managers”) and as joint bookrunners, and will perform the duties customarily associated with such roles.

Co-Managers:
Fifth Third, Regions Capital, Compass, BMO Capital, Mizuho, BTMU and KBCM will act as co-managers for the Senior Bridge Loans (in such capacities, together with any of their respective designated affiliates of similar creditworthiness, the “Co-Managers”) and will perform the duties customarily associated with such role.

Bridge Loans:	Senior unsecured increasing rate bridge loans (the “Senior Bridge Loans”).

Uses of Proceeds:
The proceeds of the Senior Bridge Loans will be used by the Borrower on the Closing Date, together with the proceeds of the Senior Facilities and/or the Senior Notes (if any), solely to pay the consideration for the Acquisition, to refinance certain existing indebtedness of the Company and its subsidiaries (including accrued and unpaid interest and applicable premiums) and to pay costs and expenses related to the Transactions.

Principal Amount:
$545 million of Senior Bridge Loans plus, at the Borrower’s election, an amount sufficient to fund any OID or upfront fees required to be funded on the Closing Date in connection with the issuance of the Senior Notes or any other Securities on the Closing Date (which amounts shall be automatically added to

3 All capitalized terms used but not defined herein have the meanings given to them in the Amended and Restated Commitment Letter to which this Term Sheet is attached (the “Commitment Letter”), including the Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

the Commitment Parties’ commitments in respect of the Senior Bridge Facility under the Commitment Letter) minus the aggregate amount of gross proceeds from (i) the Senior Notes or any other debt issuance and (ii) any public equity issuances of Holdings, in each case between the Original Commitment Letter Date and up to and including the Closing Date (and the Commitment Parties’ commitments in respect of the Senior Bridge Facility under the Commitment Letter shall be automatically reduced by such amounts).

Ranking:	The Senior Bridge Loans will constitute senior unsecured indebtedness of the Borrower.

Guarantees:
Each existing and subsequently acquired or organized guarantor of the Senior Facilities will jointly and severally guarantee the Senior Bridge Loans on a senior unsecured basis, with the guarantee of each such guarantor under the Senior Bridge Facility being pari passu in right of payment with all obligations under the Senior Facilities. Any guarantee will be automatically released upon the release of the corresponding guarantee under the Senior Facilities (other than upon payment in full thereof).

Security:	None.

Interest Rates:
Interest for the first three-month period commencing on the Closing Date shall be payable in respect of Senior Bridge Loans at (a) LIBOR (as defined below) plus (b) 500 basis points. Thereafter, interest on the Senior Bridge Loans shall increase by an additional 50 basis points at the beginning of each three-month period subsequent to the initial three-month period, increasing to a maximum equal to the Total Cap (as defined in the Fee Letter).

“LIBOR” on any date, means the greater of (i) the London interbank offered rate for dollars, adjusted for customary Eurodollar reserve requirements if any, for a three month period (as determined two business days prior to the start of the applicable interest period) and (ii) 1.00%.
Notwithstanding anything to the contrary set forth above, at no time shall the per annum yield on the Senior Bridge Loans exceed the Total Cap.

Interest Payments:	Interest on the Senior Bridge Loans will be payable in cash, quarterly in arrears.

Default Rate:	The applicable interest rate plus 2.00% on overdue amounts.
Notwithstanding anything to the contrary set forth herein, in no event shall any cap or limit on the yield or interest rate payable with respect to the Senior Bridge Loans, Senior Unsecured Term Loans or Senior Exchange Notes affect the payment of any default rate of interest in respect of any Senior Bridge Loans, Senior Unsecured Term Loans or Senior Exchange Notes.

Maturity:
The Senior Bridge Loans will mature on the first anniversary of the Closing Date (the “Maturity Date”). On the Maturity Date, any Senior Bridge Loan that has not been previously repaid in full will be automatically converted into a senior unsecured term loan (a “Senior Unsecured Term Loan”) that is due on the date that is 8 years after the Closing Date. The date on which Senior Bridge Loans are converted into Senior Unsecured Term Loans is referred to as the “Senior Conversion Date”. On the Senior Conversion Date, and on the 15th calendar day of each month thereafter (or the immediately succeeding business day if such calendar day is not a business day), at the option of the applicable Lender, Senior Unsecured Term Loans may be exchanged in whole or in part for senior unsecured exchange notes (the “Senior Exchange Notes”) having an equal principal amount; provided, that (i) no Senior Exchange Notes shall be issued until the Borrower shall have received requests to issue at least $150 million in aggregate principal amount of Senior Exchange Notes and (ii) no subsequent Senior Exchange Notes shall be issued until the Borrower shall have received additional requests to issue at least $250 million in aggregate principal amount of additional Senior Exchange Notes.

The Senior Unsecured Term Loans will be governed by the provisions of the Senior Bridge Loan Documents and will have the same terms as the Senior Bridge Loans except as expressly set forth on Annex I hereto. The Senior Exchange Notes will be issued pursuant to an indenture that will have the terms set forth on Annex II hereto. The Senior Bridge Loans, the Senior Unsecured Term Loans and the Senior Exchange Notes shall be pari passu for all purposes.

Mandatory Prepayment:
The Senior Bridge Loans shall be prepaid at 100% of the outstanding principal amount thereof with, subject to exceptions and baskets consistent with the Documentation Principles, (i) the net proceeds from the issuance of the Senior Notes or any other debt securities of the Borrower or its affiliates, or, subject to certain exceptions to be mutually agreed, other indebtedness for borrowed money of the Borrower or any of its restricted subsidiaries (such exceptions to include borrowings under any Incremental Facility or any other indebtedness the proceeds of which are required to be applied to a mandatory prepayment in respect of the Senior Facilities or other secured debt), (ii) the net proceeds from any non-

ordinary course asset sales by the Borrower or any of its restricted subsidiaries in excess of amounts either reinvested in accordance with the Senior Facilities or used to repay the Term Facilities or certain other secured debt and (iii) the net proceeds of public equity issuances of Holdings and the Borrower (subject to certain exceptions, including equity issued to Holdings or the Borrower or pursuant to employee benefit plans or the proceeds of public equity issuances which are required to be applied to a mandatory prepayment in respect of the Senior Facilities or other secured debt). The Borrower will also be required to prepay the Senior Bridge Loans following the occurrence of a change of control at 100% of the outstanding principal amount thereof. In the event any Lender or affiliate of a Lender purchases debt securities from the Borrower pursuant to a permitted securities demand at a price above the level at which such Lender or affiliate has reasonably determined such debt securities can be resold by such Lender or affiliate to a bona fide third party at the time of such purchase (and notifies the Borrower thereof), the net cash proceeds received by the Borrower in respect of such debt securities may, at the option of such Lender or affiliate, be applied first to prepay the Senior Bridge Loans of such Lender or affiliate prior to being applied to prepay the Senior Bridge Loans held by other Lenders. These mandatory prepayment provisions will not apply to the Senior Unsecured Term Loans.

Optional Prepayment:
The Senior Bridge Loans may be prepaid, in whole or in part, at par plus accrued and unpaid interest upon not less than three business days’ prior written notice, at the option of the Borrower at any time.

Right to Resell Senior

Bridge Loans:
Each Lender shall have the absolute and unconditional right to resell or assign the Senior Bridge Loans held by it in compliance with applicable law to any third party at any time, in consultation with (but without the consent of) the Borrower and with the consent of the Bridge Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that, for the twelve month period commencing on the Closing Date, the consent of the Borrower shall be required with respect to any assignment that would result in the Initial Lenders holding less than 50.1% of the aggregate outstanding principal amount of the Senior Bridge Loans; provided that no such consent of the Borrower shall be required after the occurrence and during the continuance of a payment or bankruptcy default or after the occurrence of a Demand Failure Event (as defined in the Fee Letter).

The Lenders will be permitted to sell participations in the Senior Bridge Loans without restriction. Voting rights of participants shall be limited to matters in respect of (a) reductions of principal, interest or fees of the commitments participated to such participants, (b) extensions of final maturity of the Senior Bridge Loans, (c) releases of all or substantially all of the value of the guarantees provided by the guarantors and (d) changes in voting thresholds.
Conditions Precedent to Senior

Bridge Loans:
The borrowing of the Senior Bridge Loans will be subject to delivery of notice, accuracy of the representations and warranties in all material respects (subject to the Limited Conditionality Provision) and the applicable conditions precedent set forth in Section 6 of the Commitment Letter and Exhibit D to the Commitment Letter.

Senior Bridge

Loan Documents:
The definitive documentation relating to the Senior Bridge Loans (the “Senior Bridge Loan Documents”) shall be negotiated in good faith to finalize the Senior Bridge Loan Documents, giving effect to the Limited Conditionality Provision, shall be consistent with the indenture governing the senior subordinated notes of Team Finance LLC and Health Finance Corporation due 2013 with adjustments to reflect a senior unsecured instrument (as further adjusted based on recent offerings for similarly situated companies to the Borrower in the same industry, the “Precedent Indenture”), shall contain the terms and conditions set forth in this Term Sheet and shall be consistent with the Documentation Principles as applied to transactions of this kind and shall contain administrative agency, operational and other miscellaneous related administration provisions customary for the Bridge Administrative Agent. Such Senior Bridge Loan Documents shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit C, in each case, applicable to the Borrower and its restricted subsidiaries and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the Documentation Principles as applied to transactions of this kind.

Representations and Warranties:
The Senior Bridge Loan Documents will contain representations and warranties as are substantially similar to those for the Senior Facilities, with modifications customary for bridge loan financings of this type to the extent necessary to reflect differences in documentation.

Covenants:
The Senior Bridge Loan Documents will contain such affirmative covenants consistent with those of the Precedent Indenture and substantially similar to (but less restrictive than) those for the Senior Facilities to the extent applicable, and the Senior Bridge Loan Documents will contain such incurrence-based negative covenants consistent with those of the Precedent Indenture and as are customary for high yield senior unsecured debt securities (but in any event less restrictive than those in the Senior Facilities) (it being understood that (x) prior to the Maturity Date the restricted payments and debt incurrence covenants shall be more restrictive than is customary for high yield senior unsecured debt securities in a manner to be mutually agreed and following the Maturity Date, the covenants of the Senior Bridge Loans will be automatically modified to be consistent with the covenants in the Senior Exchange Notes, (y) the debt covenant shall include (i) a “credit agreement” basket in the amount of the funded Term Loans plus Revolving Commitments on the Closing Date and permitting up to $350 million in the aggregate of Incremental Facilities and Incremental Equivalent Debt permitted to be incurred under the Senior Facilities Documentation (as in effect on the Closing Date), (ii) a basket for additional debt subject to compliance with a minimum Consolidated Interest Coverage Ratio (to be defined in a manner consistent with the ratio test for unsecured debt in the Precedent Indenture) of 2.00:1.00, with a sublimit (with a growth component based on consolidated total assets) to be mutually agreed for debt under this ratio basket of non-Guarantor subsidiaries and (iii) baskets for other debt in amounts to be agreed) and (z) for the avoidance of doubt, the liens covenant shall not include a basket for lien incurrence subject to a leverage ratio for liens ranking junior in priority to the liens securing the Senior Facilities. There will not be any financial maintenance covenants.

Events of Default:
The Senior Bridge Loan Documents will contain such events of default (including notice and grace periods) consistent with those of the Precedent Indenture (but in any event less restrictive than those in the Senior Facilities), consisting of nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross-acceleration to material indebtedness; bankruptcy or insolvency proceedings; material monetary judgments subject to a threshold amount; and actual or asserted invalidity of material guarantees.

Voting:
Amendments and waivers of the Senior Bridge Loan Documents will require the approval of Lenders holding more than 50% of the aggregate principal amount of the Senior Bridge Loans, except that the consent of each Lender directly adversely affected thereby shall be required with respect to (a) reductions of principal, interest or fees payable to such Lender, (b) extensions of final maturity of the Senior Bridge Loans of such Lender or the due date of any interest or fee payment, (c) releases of all or substantially all of the value of the guarantees provided by the guarantors and (d) changes in voting thresholds.
In addition, if the Bridge Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature in the Senior Bridge Loan Documents, then the Bridge Administrative Agent and the Borrower shall be permitted to amend such provision without any further action or consent of any other party with notice given to the Lenders of any such amendment.

Cost and Yield Protection:
Customary for financings of this kind, it being agreed that the documentation will provide customary provisions regarding withholding tax liabilities and a customary exception to be agreed to the gross-up obligations for U.S. federal withholding taxes imposed pursuant to current Sections 1471-1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any Treasury regulations or other published administrative guidance promulgated thereunder.

Expenses and Indemnification:
The Borrower shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Bridge Administrative Agent and the Lead Arrangers incurred on or after the Closing Date within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request associated with the syndication of the Senior Bridge Loans and the preparation, execution, delivery and administration of the Senior Bridge Loan Documents and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Bridge Administrative Agent and the Lead Arrangers taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction and, solely in a conflict of interest, one additional counsel in each relevant material jurisdiction) and (b) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Bridge Administrative Agent within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the

Bridge Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in any relevant material jurisdiction and, solely in a conflict of interest, one additional counsel in each relevant material jurisdiction) in connection with the enforcement of the Senior Bridge Loan Documents or protection of rights thereunder.
The Bridge Administrative Agent, the Managers and the Lenders (and their affiliates and their respective officers, directors, employees, agents, advisors and other representatives) (each, an “indemnified person”) will be indemnified for and held harmless against any losses, claims, damages, liabilities or expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the indemnified persons taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel to the affected indemnified persons taken as a whole in each relevant material jurisdiction (and, if reasonably necessary, one local counsel in any relevant material jurisdiction), incurred in respect of the Senior Bridge Loans or the use or the proposed use of proceeds thereof, except to the extent they arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Senior Bridge Loan Documents by, the relevant indemnified person or any of its affiliates or their respective officers, directors, employees, partners, agents, advisors or other representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the indemnified persons (other than claims against the Bridge Administrative Agent or a Manager in its capacity or in fulfilling its role as the Bridge Administrative Agent or arranger or any similar role under the Senior Bridge Facility and other than any claims arising out of any act or omission of the Borrower or any of its affiliates), provided further that the Borrower shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages required to be indemnified pursuant to the indemnification provisions).

Governing Law:	New York.

Counsel to the Commitment Parties:	Cravath, Swaine & Moore LLP.

CONFIDENTIAL        ANNEX I to
EXHIBIT C

Senior Unsecured Term Loans

Maturity:	The Senior Unsecured Term Loans will mature on the date that is 8 years after the Closing Date.

Guarantees:	Same as the Senior Bridge Loans.

Interest Rate:	The Senior Unsecured Term Loans will bear interest at a rate equal to the Total Cap (as defined in the Fee Letter).
Covenants, Defaults and

Mandatory Offers to Purchase:
Upon and after the Senior Conversion Date, the covenants, mandatory offers to purchase and defaults which would be applicable to the Senior Exchange Notes, if issued, will also be applicable to the Senior Unsecured Term Loans in lieu of the corresponding provisions of the Senior Bridge Loans (except that any offer to repurchase upon the occurrence of a change of control will be made at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase).

Optional Prepayment:
The Senior Unsecured Term Loans may be prepaid, in whole or in part, at par, plus accrued and unpaid interest upon not less than three days’ prior written notice, at the option of the Borrower at any time.

I-C-1

CONFIDENTIAL        ANNEX II to
EXHIBIT C

Senior Exchange Notes

Issue:
The Senior Exchange Notes will be issued under an indenture. Such indenture shall be negotiated in good faith and shall be based on forms of definitive documentation agreed to by you and the Commitment Parties, and such indenture (including all covenants, defaults and mandatory offers to purchase) shall be consistent with the terms in this Term Sheet, the Precedent Indenture and the Documentation Principles as applied to transactions of this kind.

Guarantees:	Same as the Senior Unsecured Term Loans.

Maturity:	The Senior Exchange Notes will mature on the date that is 8 years after the Closing Date.

Interest Rate:	The Senior Exchange Notes will bear interest at a rate equal to the Total Cap (as defined in the Fee Letter).

Repurchase with Asset Sale Proceeds:
The Borrower will be required to make an offer to repurchase the Senior Exchange Notes at 100% of the outstanding principal amount thereof with, subject to exceptions consistent with the Precedent Indenture and the Documentation Principles as applied to transactions of this kind, the net proceeds from any non-ordinary course asset sales by the Borrower or any of its restricted subsidiaries in excess of amounts either reinvested in a manner consistent with the Precedent Indenture and the Documentation Principles as applied to transactions of this kind or applied to repay the Senior Facilities or certain other secured debt.

Repurchase upon Change of Control:
The Borrower will be required to make an offer to repurchase the Senior Exchange Notes following the occurrence of a change of control at a price in cash equal to 101% (or, 100% in the case of Senior Exchange Notes held by a Commitment Party or its affiliates other than Asset Management Affiliates (as defined in the Fee Letter)) of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

Optional Redemption:
The Senior Exchange Notes will be non-callable (subject to the make-whole and equity clawback exceptions in the two succeeding paragraphs below) until the third anniversary of the Closing Date. Thereafter, each Senior Exchange Note will be callable at par plus accrued interest plus a premium equal to 75% of the coupon on such Senior Exchange Note, which premium shall decline ratably on each subsequent anniversary of the Closing Date to zero on the date that is three years prior to the maturity of the Senior Exchange Notes.

C-II-1

Prior to the third anniversary of the Closing Date, the Borrower may redeem Senior Exchange Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the third anniversary of the Closing Date plus 50 basis points.
Prior to the third anniversary of the Closing Date, the Borrower may redeem up to 40% of the Senior Exchange Notes with proceeds from an equity offering at a redemption price equal to par plus the coupon on such Senior Exchange Notes.
The optional redemption provisions will be otherwise consistent with the Precedent Indenture and the Documentation Principles as applied to transactions of this kind. Senior Exchange Notes held by (and for so long as they are held by) a Commitment Party or its affiliates (other than Asset Management Affiliates) shall be redeemable at any time and from time to time at the option of the Borrower at a redemption price equal to par plus accrued and unpaid interest to the redemption date.

Defeasance Provisions:	Consistent with the Precedent Indenture and the Documentation Principles as applied to transactions of this kind.

Modification:	Consistent with the Precedent Indenture and the Documentation Principles as applied to transactions of this kind.

Covenants:
Consistent with the Precedent Indenture and the Documentation Principles as applied to transactions of this kind (but in any event less restrictive than those in the Senior Facilities and with a reporting covenant appropriate for transactions of this kind).

Registration Rights:	None.

Events of Default:	Consistent with the Precedent Indenture and the Documentation Principles as applied to transactions of this kind (but in any event less restrictive than those in the Senior Facilities).

C-II-2

CONFIDENTIAL        EXHIBIT D

Project Intrepid
Senior Secured Credit Facilities
Senior Unsecured Increasing Rate Bridge Facility
Additional Conditions Precedent4

Except as otherwise set forth below, the initial borrowing under each of the Facilities and the effectiveness of the Backstopped Amendments shall be subject to the following additional conditions precedent, which shall be subject to the Limited Conditionality Provision and the Documentation Principles in all respects:
1.    The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under any of the Facilities, in accordance with the terms of the Acquisition Agreement.  The Acquisition Agreement as in effect on the Original Commitment Letter Date shall not have been amended or waived in any material respect by the Borrower or any of its affiliates, nor shall the Borrower or any of its affiliates have given a material consent thereunder, in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that any change to the definition of “Company Material Adverse Effect” contained in the Acquisition Agreement as in effect on the Original Commitment Letter Date shall be deemed to be materially adverse to the Lenders); provided that (a) any amendment, waiver or consent which results in a reduction in the purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders to the extent after giving effect to the application of total acquisition consideration, such reduction shall be applied to reduce the amount of commitments in respect of the Senior Bridge Facility or the Term Facilities, at the Borrower’s option and (b) any increase in purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders.  Since December 31, 2014, there has been no effect, change, event, occurrence, development or circumstance that has had, or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect on the Original Commitment Letter Date) on the Company. The Acquisition Agreement shall be reasonably satisfactory to the Lead Arrangers; provided that the Lead Arrangers acknowledge and agree that the Acquisition Agreement as in effect on Original Commitment Letter Date, is reasonably satisfactory to them. The Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects on the Closing Date.
2.    The Commitment Parties shall have received (a) audited consolidated balance sheets of the Company as of December 31, 2012, December 31, 2013 and December 31, 2014 and the audited consolidated statements of operations, comprehensive income, cash flows and equity of the Company for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014 and (b) unaudited consolidated balance sheets, statements of operations, comprehensive income, cash flows and equity of the Company for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Company’s fiscal year) ended at least 45 days prior to the Closing Date.
3.    The Commitment Parties shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of Holdings’s fiscal year) prior to the Closing Date, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income).

4 All capitalized terms used but not defined herein have the meanings given to them in the Amended and Restated Commitment Letter to which this Exhibit is attached (the “Commitment Letter”), including the other Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.
D-1

4.    The Administrative Agent shall have received the following (the “Closing Deliverables”): (a) customary legal opinions, (b) customary evidence of authority, (c) customary officer’s certificates, (d) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of the Borrower and Guarantors and (e) a solvency certificate, substantially in the form set forth in Annex I attached to this Exhibit D from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower, in each case of clauses (a) through (d) above, to be substantially similar to the documents delivered under the Existing Credit Agreement.
5.    With respect to the Senior Facilities, to the extent required by the Senior Facilities Documentation and subject to the Limited Conditionality Provision, all documents and instruments required to create and perfect the Bank Administrative Agent’s security interests in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing.
6.    The Administrative Agents shall have received at least 3 business days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been requested by the Administrative Agents in writing at least 10 business days prior to the Closing Date.

7.    Payment of all fees and expenses due to the Commitment Parties (in the case of expenses, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower)), required to be paid on the Closing Date from the proceeds of the initial fundings under the Facilities.
8.    If the Backstopped Amendments are not obtained on or prior to the Closing Date, substantially contemporaneously with the initial funding under the New Senior Facilities, all indebtedness under the Existing Credit Agreement shall have been repaid and all commitments, guarantees and security interests under the Existing Credit Agreement shall have been terminated and released.

D- 2

ANNEX I TO EXHIBIT D

FORM OF SOLVENCY CERTIFICATE
SOLVENCY CERTIFICATE
of
[HOLDINGS]
AND ITS SUBSIDIARIES
Pursuant to the Credit Agreement5, the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of Holdings, and not individually, as follows:
As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

a.	The fair value of the assets of Holdings and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.
The present fair saleable value of the property of Holdings and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	Holdings and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	Holdings and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.
For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The undersigned is familiar with the business and financial position of Holdings and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Holdings and its Subsidiaries after consummation of the transactions contemplated by the Commitment Letter.
[Signature Page Follows]

5 Credit Agreement to be defined.

CONFIDENTIAL        ANNEX I TO EXHIBIT D

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of
Holdings, on behalf of Holdings, and not individually, as of the date first stated above.

[HOLDINGS]

By ____________________________________
Name:
Title: